UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 24, 2005

MSC.SOFTWARE CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-8722	95-2239450
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 MacArthur Place Santa Ana, California		92707
(Address of Principal Executive Offices)		(Zip Code)

(714) 540-8900

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01               Changes in Registrant’s Certifying Accountant.

On April 24, 2005, the Audit Committee of the Board of Directors of MSC.Software Corporation (the “Company”) dismissed KPMG LLP as its independent public accountants.

As previously reported, the Company will restate its financial statements for the periods subsequent to December 31, 2000 and, accordingly, the Company’s previously published financial statements should not be relied upon.  KPMG LLP did not deliver an opinion with respect to the Company’s financial statements for either the year ended December 31, 2003 or the year ended December 31, 2004.

During the work in connection with the audit of the Company’s financial statements for the year ended December 31, 2003, KPMG LLP questioned the accounting in 2002 for stock options held by the former Managing Director of MSC Japan, Mars Tateishi.  The Company and Mr. Tateishi entered into a Resignation Agreement, dated January 17, 2002, pursuant to which, among other things, Mr. Tateishi voluntarily resigned from the Company and the Company agreed to pay Mr. Tateishi a severance benefit, equal to nine months salary payable in monthly installments, and to extend the exercise period for his previously vested stock options for nine months.  KPMG LLP questioned whether the Resignation Agreement constituted an amendment or modification of the terms of Mr. Tateishi’s stock options which required that a charge against earnings be taken.  The Company and KPMG LLP ultimately concluded that a charge against earnings should have been taken with respect to these stock options in the first quarter of 2002 and, therefore, the Company’s financial statements for the year ended December 31, 2002 should be restated.

As previously reported, the Audit Committee of the Board of Directors of the Company conducted an independent review of certain matters.  The key conclusions from the report of the independent review by the Audit Committee and its legal counsel are summarized below.

The independent review found evidence that information was withheld from, and inaccurate or misleading information was provided to, KPMG LLP in connection with the accounting treatment of stock options as described above and revenue recognition with respect to software contracts in Korea.

The independent review found instances where backdated documents were obtained or sought, either to accelerate revenue or to provide audit documentation to the Company’s independent auditors.  Although the independent review did not review all transactions, the independent review did not observe any significant pattern or practice of intentional backdating of documents by Company employees or any evidence of a systematic attempt by the Company’s management to alter or manage revenues.

The independent review raised concerns regarding the timing of the recognition of revenues, the completeness of the documentation required to recognize revenue, the implementation of appropriate cut-off procedures at the end of accounting periods and other failures to comply with generally accepted accounting principles.  These concerns, as well as revenue recognition in general, will be addressed as part of the Company’s previously announced restatement of the Company’s financial statements for all periods subsequent to December 31, 2000.

The Company also intends to make certain non-revenue adjustments as part of the restatement process.  These proposed adjustments relate to the following items:

•      an increase in selling, general and administrative expense and additional paid-in capital in 2002 relating to a compensation charge as a result of the modification of stock options of two departing employees;

•      revenue recognized in the fourth quarter of 2002 that should have been deferred as a result of the Company’s settlement with the FTC in November of 2002;

•      an increase to retained earnings as of January 1, 2001 resulting from the reversal of a valuation reserve for capitalized software;

•      decreases in the income tax provisions in 2001, 2002 and 2003 related to the tax effects of the adjustments described above and the accounting for a deferred tax liability in connection with an acquisition;

•      recognizing an accrual for certain foreign defined benefit plans in the applicable years rather than in 2003;

•      a decrease in goodwill in 2001 and a decrease in related impairment charges in 2002, in each case relating to the acquisition of Advanced Enterprise Solutions, Inc.;

•      an adjustment to loss on disposal of discontinued operations relating to the revised estimate of cash flows for the Southfield office lease in the fourth quarter of 2003;

•      reclassification of goodwill amounts related to the acquisition of MSC-Australia; this acquisition took place in 2000 and the adjustments will impact 2001 and 2002;

•      write-off of the Korean unearned/unbilled income account from the 2001 balance sheet; and

•      an adjustment to the accounting for a key man life insurance policy to record the cash surrender value in 2001 and related adjustments in 2002.

The exact impact of these proposed adjustments will be determined as part of the Company’s restatement process.

The independent review raised additional questions regarding the accounting treatment for the Company’s acquisition of Advanced Enterprise Solutions, Inc. in July 2001.  This issue is being reviewed by the Company and any changes required to that accounting will be part of the Company’s restatement process.

Finally, the independent review observed certain internal control weaknesses that contributed to the revenue and non-revenue concerns identified during the independent review.  The internal control weaknesses observed were (1) weak oversight in the overall control environment; (2) an organizational structure that compromised the regional finance function’s independence in evaluating judgments and estimates to achieve accurate financial reporting; (3) ambiguous and inconsistent internal accounting policies and procedure; (4) inadequate monitoring and Oracle system controls in the revenue data entry process; (5) insufficient documentation of assumptions and judgments to support historical accounting; and (6) insufficient skills and/or training to ensure that the Company’s internal accounting policies and procedures would generate financial reporting in accordance with GAAP.

These matters were discussed with the Audit Committee of the Board of Directors of the Company and the Company has authorized KPMG LLP to respond fully to any inquiries by the Company’s successor independent public accountants, when appointed, regarding these matters.

Subject to the foregoing, since January 1, 2003, to the knowledge of the management of the Company, none of the “reportable events” identified in Item 304 (a) (1) (v) (A) through (D) of Regulation S-K has occurred.

The Company provided KPMG LLP with a copy of the disclosure it is making in this Item 4.01.  The Company has requested that KPMG LLP furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the statements made by the Company in this Item 4.01 and, if not, stating the respects in which it does not agree.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MSC.SOFTWARE CORPORATION
(Registrant)

		By:	/s/ JOHN J. LASKEY
Date:	April 28, 2005		John J. Laskey
Senior Vice President and Chief Financial Officer